UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 15, 2021
Date of report (Date of earliest event reported)

PROTO LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-35435	41-1939628
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of Principal Executive Offices)	(Zip Code)

(763) 479-3680
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2021, the Board of Directors (the “Board”) of Proto Labs, Inc. (the “Company”) elected Stacy Greiner as a member of the Board, effective immediately. The size of the Board was increased to nine in connection with Ms. Greiner's election.

Ms. Greiner serves as the General Manager, North America Sales & Marketing Business for Dun & Bradstreet, a leading global provider of business decisioning data and analytics. Ms. Greiner has significant expertise in general management, digital marketing, and data analytics. Prior to her current position, Ms. Greiner was Chief Marketing Officer for Dun & Bradstreet and responsible for brand and marketing strategy. Prior to joining Dun & Bradstreet, Ms. Greiner held executive roles at DMI, Cisco, DXC and IBM. Ms. Greiner holds an MBA from the MIT Sloan School of Management and a BS in Aerospace Engineering from Iowa State University.

Ms. Greiner will be compensated for her service on the Board pursuant to the Company’s Non-Employee Director Compensation Program, including an initial equity award valued at $145,000 with immediate vesting and an additional annual stock unit grant which will be pro-rated for the time between Ms. Greiner’s appointment and the anniversary of the most recent annual meeting of shareholders, with vesting at the next annual meeting, in connection with her appointment to the Board. Ms. Greiner will also receive a quarterly cash retainer of $12,500 as a member of the Board.

Other than as described herein, there are no arrangements or understandings between Ms. Greiner and any other persons pursuant to which Ms. Greiner was elected as a director of the Company. Ms. Greiner has no direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant and the amount involved exceeds $120,000, nor has Ms. Greiner had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

A copy of the press release issued by the Company on November 16, 2021 announcing Ms. Greiner’s election as a director is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

99.1    Press release of Proto Labs, Inc. dated November 16, 2021
104     Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date: November 16, 2021	/s/ Robert Bodor
Robert Bodor President and Chief Executive Officer

3